Credit Suisse Technology Conference

Ernie Maddock, Chief Financial Officer

November 29, 2016

Micron®

Safe Harbor Statement

During the course of this meeting, we may make projections or other forward-looking statements regarding future events or the future financial performance of the Company and the industry. We wish to caution you that such statements are predictions and that actual events or results may differ materially. We refer you to the documents the Company files on a consolidated basis from time to time with the Securities and Exchange Commission, specifically the Company's most recent Form 10-K and Form 10-Q. These documents contain and identify important factors that could cause the actual results for the Company on a consolidated basis to differ materially from those contained in our projections or forward-looking statements. These certain factors can be found at http://www.micron.com/certainfactors. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of the presentation to conform these statements to actual results.

Improving Market Conditions Drive Enhanced Results

- FQ1-17 results expected to be at or above the high end of guidance
  - Driven primarily by ASP improvements, in particular for DRAM
  - Revenue $3.975B plus or minus $50M, compared to guidance of $3.55B-$3.85B
  - Gross margin 25.5% plus or minus .5%, compared to guidance of 23-25.5%
  - EPS at $.28 plus or minus a few cents, compared to guidance of $.13-$.21
- Overall demand continues to be healthy
- Slowing industry supply growth for the next few quarters
- Indications of allocation in multiple segments
- Positive momentum extending into FQ2-17

Inotera Acquisition Updates

- On track to close December 6, 2016
- Based on current market conditions, expected to be immediately accretive
  - DRAM gross margins
  - Earnings per share
  - Free cash flow
- Operational benefits
  - Manage investment levels and cadence
  - Align with global manufacturing operations

Micron®